Exhibit 99.1

ProPetro Provides Leadership Team Update

~ Appointment of Sam Sledge as President ~

MIDLAND, TX, April 5, 2021 (Businesswire) – ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced that Sam Sledge, the Company’s Chief Strategy and Administrative Officer, has been named President effective immediately.

“We are pleased to have Sam take on this key role at ProPetro,” said Phillip Gobe, Chairman and Chief Executive Officer. “His promotion to President complements the recent naming of Adam Munoz as Chief Operating Officer and David Schorlemer as Chief Financial Officer, resulting from the Board of Directors’ comprehensive succession planning process. I look forward to the continued support and key leadership of this talented management team. Sam has been with the Company for ten years and held several positions of increasing responsibility in multiple key functions across the organization, including operations, finance, human resources, corporate development, administration and communications. His deep knowledge of the business and our culture of teamwork to drive safe, superior performance at the wellsite proved invaluable as we navigated the challenging market conditions of the past year, and will remain essential in his new role.”

Sam Sledge joined ProPetro in 2011 and has served in various capacities throughout his tenure, including Frac Technical Specialist and Technical Operations Manager where his duties included quality control, planning and logistics, and the development of the engineering program. He also served as Vice President of Finance, Corporate Development and Investor Relations before being named Chief Strategy and Administrative Officer. Sam earned a Bachelor of Business Administration and a Master of Business Administration from Baylor University.

Sam Sledge commented, “I appreciate the confidence and support of Phillip and the Board, and look forward to working closely with Adam, David and other members of executive management, as well as the full team at ProPetro, as we capitalize on opportunities to improve the business, while continuing to provide our customers unsurpassed and safe execution at the wellsite.”

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information, please visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding growing the business and performance at the wellsite. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in ProPetro’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, ProPetro may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

David Schorlemer, 432-688-0012
Chief Financial Officer
david.schorlemer@propetroservices.com

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